EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement of Diamond I, Inc., on Form S-8, of our report dated April 11, 2005, (which includes an emphasis paragraph relating to the Company’s ability to continue as a going concern) for the year ended December 31, 2004, and all references to our firm included in this Registration Statement.

/s/ LOPEZ, BLEVINS, BORK & ASSOCIATES, LLP

Lopez, Blevins, Bork & Associates, LLP

Certified Public Accountants

Houston, Texas

March 30, 2006